UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Stran & Company, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

STRAN & COMPANY, INC.		CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders

	DATE:	Wednesday, November 15, 2023
	TIME:	1:00 pm eastern time
	LOCATION:	2 Heritage Drive, Suite 600, Quincy, MA 02171

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/swag and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/swag

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before October 26, 2023.

You may enter your voting instructions at https://www.iproxydirect.com/swag until 11:59 pm Eastern Time, November 14, 2023.

The purposes of this meeting are as follows:

1.    To elect the six (6) members of the board of directors named in the proxy statement for the Annual Meeting to hold office until the 2024 Annual Meeting;

2.    To ratify the appointment of BF Borgers CPA PC as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and

3.    To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual Meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The board of directors has fixed the close of business on September 18, 2023 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote “for” all proposals above.

Please note - This is not a Proxy Card - you cannot vote by returning this card

STRAN & COMPANY, INC. STOCKHOLDER SERVICES 1 Glenwood Avenue, Suite 1001 Raleigh, NC 27603	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH, NC PERMIT # 870

Time-Sensitive sTOCKholder information enclosed

IMPORTANT STOCKHOLDER INFORMATION

your vote is important